Exhibit 99.(e)(2)

FIRST AMENDMENT

TO THE ETF DISTRIBUTION AGREEMENT

THIS AMENDMENT, dated as of October 23, 2019, to the ETF Distribution Agreement (“Agreement”), is entered into by and between PACIFIC GLOBAL ETF TRUST, a Delaware statutory trust (the “Trust”), and FORESIDE FUND SERVICES, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the ETF Distribution Agreement, dated as of the 9th day of January, 2019 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to add three new Funds; and

WHEREAS, Section 8(b) of the Agreement requires that any amendment to the Agreement be in writing and executed by the parties.

NOW, THEREFORE, the parties agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.                                      Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A, dated October 23, 2019 and attached hereto, to reflect the addition of three Funds.

3.                                      Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.                                      This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its duly authorized officer(s) on one or more counterparts as of the date written above.

PACIFIC GLOBAL ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Joshua Schwab	By:	/s/ Mark Fairbanks
Name: Joshua Schwab		Name: Mark Fairbanks
Title: Vice President		Title: Vice President

By:	/s/ J.G. Lallande
Name: J.G. Lallande
Title: Assistant Secretary

EXHIBIT A

(Effective as of October 23, 2019)

Pacific Global US Equity Income ETF

Pacific Global International Equity Income ETF

Pacific Global Focused High Yield ETF

Pacific Global Senior Loan ETF